UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 29, 2009
__________________________

WorldGate Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25755	23-2866697
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3190 Tremont Avenue
Trevose, Pennsylvania 19053
 (Address of Principal Executive Offices) (Zip Code)

(215) 354-5100
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2009, the board of directors of WorldGate Communications, Inc. (the “Company”) appointed Brian Fink as a director of the Company effective April 29, 2009.  Mr. Fink is an independent director as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules.  In connection with his appointment to the board, Mr. Fink was appointed to the Audit Committee and Compensation Committee of the board of directors of the Company.  There is no arrangement or understanding between Mr. Fink and any other person pursuant to which he was appointed as director of the Company. Mr. Fink will be eligible to participate in all non-management director compensation plans or arrangements available to the Company’s directors.

A copy of the press release announcing this appointment is attached to this Current Report on Form 8-K as Exhibit 99.1.

On April 29, 2009, the board of directors approved a grant of options to purchase 100,000 shares of the Company’s common stock to each of the directors (other than Robert Stevanovski, Gregory Provenzano and David Stevanovski) in lieu of the automatic grants provided under the Company’s 2003 Equity Incentive Plan.  The board of directors also approved the following annual compensation for directors effective immediately:

•	each director will receive cash compensation of $20,000;

•	the Chairman of the Audit Committee will receive additional cash compensation of $20,000;

•	the Chairman of the Compensation Committee will receive additional cash compensation of $16,000; and

•	each non-Chairman committee member will receive additional cash compensation of $5,000.

Each of Robert Stevanovski, Gregory Provenzano and David Stevanovski has elected to waive their right to the director compensation described above.  This election is revocable by each of Messrs. R. Stevanovski, Provenzano and D. Stevanovski at any time.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company dated April 30, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

By:	/s/ Christopher V. Vitale
Name:	Christopher V. Vitale
Title:	General Counsel and Secretary

Dated: May 5, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company dated April 30, 2009